Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 20th day of January 2004.

                                     BETWEEN

Henry Jarrett, a Consultant having his mailing address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa; Luis Guiterrez, a Consultant having his mailing address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa; Michael Bennett, a Consultant having his mailing address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa; Cheng Chun Man, a Consultant having his mailing address at No. 158, Fu Xing Men Nei Street, Beijing, 100031; Zhu Ning, a Consultant having his mailing address at No. 158, Fu Xing Men Nei Street, Beijing, 100031; Jodi Richfield, having her mailing address at PO Box 121, Joelton, TN 37080; Vernon Philander, a Consultant having his mailing address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa; Liesl Clarke, a Consultant having her address at 1 Mountain Crescent, Bonnie Brae, Kraaifontein, 7570, South Africa; and Reunert Kharibe, a Consultant having his address at C/O Maximum Dynamics, Inc. Unit 6, College Park, Parklands, 7441, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide business development services, management consulting, financial consulting and project administration services; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on January 20, 2004 and will be effective until June 4, 2004, 2004 as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.


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


FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.18 per share. The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to January 20, 2005, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                       For Maximum Dynamics

BY: /s/  Henry Jarrett                        BY:  /s/  Joshua Wolcott
  ---------------------------                      --------------------------
         Henry Jarrett                                  Joshua Wolcott

DATE:                                         DATE:
  ---------------------------                      --------------------------

BY: /s/  Luis Guiterrez
   --------------------------
         Luis Guiterrez

DATE:
  --------------------------


BY: /s/  Michael Bennett
  --------------------------
         Michael Bennett

DATE:
  --------------------------

BY: /s/  Cheng Chun Man
  --------------------------
         Cheng Chun Man

DATE:
  --------------------------


BY: /s/  Zhu Ning
  --------------------------
         Zhu Ning

DATE:
   --------------------------

BY: /s/  Jodi Richfield
   --------------------------
         Jodi Richfield

DATE:
    --------------------------


BY: /s/  Vernon Philander
    --------------------------
         Vernon Philander

DATE:
    --------------------------

BY: /s/  Liesl Clarke
   --------------------------
         Liesl Clarke

DATE:
    --------------------------


BY: /s/  Reunert Kharibe
    --------------------------
         Reunert Kharibe

DATE:
    --------------------------



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



                                   EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                 Services                                      Fees           Shares
----------                 --------                                      -------        -------
Henry Jarrett              Project management & admin services           $14,400        100,000

Luis Guiterrez             Project management & admin services           $14,400        100,000

Michael Bennett            Project management & admin services           $14,400        100,000

Cheng Chun Man             Business networking/introductions             $43,200        300,000

Zhu Ning                   Business networking/introductions             $43,200        300,000

Jodi Richfield             Volunteer and Intern program manag.           $14,400        100,000

Vernon Philander           Security and logistics services               $14,400        100,000

Liesl Clarke               Book keeping and admin services               $ 2,880         20,000

Reunert Kharibe            Business development TagNet/MPOS              $ 7,200         50,000


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